Exhibit 10.15

English Translation

Rental Contract

                           Date of signing: December 24, 2018

                            Contract number: BYC20181224-001#

Party A (lessor): Zheng Hui

Party B (lessee): Pingtan Comprehensive Experimental Area E Home Service Co., Ltd.

I.	Party A will lease Floor 9, Building 14, HaixiBaiyue Town, No. 14 Duyuan Road, Luozhou Town, Cangshan District, Fuzhou City, to Party B as an office space with an area of 1028.5 square meters.

II.	The lease period is from January 1, 2019 to December 31, 2019.

III.	The rent is RMB 26,620 per month, and the total rent is RMB 319,440.

IV.	The deposit

1.	The deposit paid under the contract with the number: BYC20171224-001# is the deposit for this contract, and there is no need to pay deposit again.

2.	If Party B does not renew the lease, Party A shall refund the deposit to Party B upon the expiration of this lease.

V.	Party B shall comply with the following requirements:

1.	Party B shall abide by laws and regulations, operate it business legally, and handle relevant administrative procedures and assume relevant responsibilities.

2.	Party B shall ensure the safety of residence and operation, and take necessary measures such as fire prevention and theft prevention, maintain the safety of electricity use, and do not drag and smear the wires, and conduct regular safety inspection of the property..

3.	Party B does not have the right to dispose of the rented house, nor can it change its use. Otherwise, it is a breach of contract. The expenses incurred by Party B in electricity, water, television and other facilities shall be paid by Party B on time and in full.

4.	Party B shall not change the structure of the house and its facilities during the lease period.

VI.	Party A’s responsibilities and obligations:

1.	Party A shall not lease to a third party before the contract expires. If there is a breach of contract, and Party B shall be compensated accordingly.

2.	In the case of Party B’s payment of rent, Party A shall not arbitrarily stop water or power services and shall avoid causing inconvenience to Party B’s use.

3.	Party A shall ensure that the rented houses are safe and the equipment is in good condition. When problems occur in use, they should be treated according to facts and circumstances.

VII.	About the termination of lease

1.	During the contract period, Party B shall not repossess the house in advance if Party B has fulfilled all of its obligations under this contract.

2.	Prior to the expiration of the term, in the event that Party B requests to terminate the lease, it shall negotiate with Party A and pay a penalty fee to Party A.

VIII.	This contract shall become effective after the parties have agreed, signed and sealed, and the date of signing is the effective date of the contract.

IX.	This rental contract is a formal contract between Party A and Party B, in duplicate, and each party holds a copy. The original copy prevails (a contract shall not be considered original without Party A’s red seal or signature, a photocopy may not be treated as an official contract).

Party A’s signature (seal):	Party B’s signature (seal):

Date: December 24, 2018	Date: December 24, 2018